Exhibit 10.62

RENTAL AGREEMENT

BOSLAND 40
DEN BOMMEL

RENTAL AGREEMENT OFFICE SPACE

and other business space within the meaning of article 7:2:30a of the Dutch Civil Code

Model by the Real Estate Council (ROZ) adopted on July 30, 2003. Reference to this model and its use is only permitted if completed, added or different text is clearly recognizable as such. Additions and variations should be included preferably under " special provisions ". Any liability for adverse effects of the use of the text of the model is excluded by the ROZ.

UNDERSIGNED

Mr. T. Mast, residing at de Voorstraat 40, 3241 EG in Middelharnis

and
Mr. J.P. Mast, residing at de Oranjestraat 2, 3258 AS in Den Bommel

VAT number NL8080009886B01
hereinafter referred to as "landlord"

AND

The private company Bioriginal Europe / Asia, located at the Forest 40, 3258 AC in Den Bommel, registered in the Commercial Register under number 24298869 in Rotterdam with VAT number NL808743867B01 and represented by Mr. J. Kamphuis hereinafter referred to as "lessee"

HAVE AGREED

The rented, purpose

1.1 Landlord leases to Tenant and Tenant leases from Landlord called the premises, hereinafter the "rented", located at

BOSLAND 40, 3258 AC in Den Bommel

cadastral known in the municipality of Den Bommel under Section F, plot number 394 which premises is specified in the Annexes to this Agreement as attachment and part of the drawing and record of delivery initialed by the parties, indicating which facilities will include or do not belong to the rented and also a description of the state of the leased property, possibly supplemented with by the parties initialed photos.

1.2 The rented by or on behalf of the tenant will be solely intended to be used as business premises and office space in accordance with the description in the Commercial Register excerpt of the tenant.

1.3 The tenant is not permitted without prior written consent of Landlord to give the rented property specified in 1.2 another destination.

1.4 The maximum permissible load of the floors of the leased property is 5.000 kg / m2 for the premises. The floors of office space will be used for office purposes and not (heavy) storage purposes.

Conditions

2.1 This agreement is part of the "GENERAL PROVISIONS RENTAL AGREEMENT OF OFFICE SPACE" and other business space within the meaning of Article 7: 2: 30A of the Dutch Civil Code filed with the clerk of the court in The Hague on July 11, 2003 and registered there under number 72 /2003, hereinafter referred to as "general provisions". The content of these general provisions are known with parties. Tenant and landlord have received a copy of the general provisions.

2.2 The general provisions referred to in 2.1 shall apply except to the extent that this Agreement explicitly is waived or application in respect of the leased property is not possible.

Duration, extension and termination

3.1 This Agreement is concluded for a period of 10 years commencing on the date of completion construction described under Article 8.

3.2 After the expiration of the mentioned period referred to in 3.1 this contract will be continued for a continuous period of five years, therefore until 15 years after construction completion. This Agreement shall then be extended for subsequent periods of 5 years.

3.3 Termination of this Agreement shall be by notice at the end of the rental period, subject to a period of at least one year.

3.4 Cancellation must be made by written or by registered letter.

Rent, sales tax, rent adjustment, payment, payment period

4.1 The initial rent of the leased on an annual basis is EURO 116,256.48 + 8.5 % of the actual construction costs incurred up to Euro 220.000, -. Excl. VAT, see Article 8.

4.2 The parties agree that the landlord will be charged VAT on the rent. If no turnover tax lease is agreed tenant will be due besides the rent a separate fee to the landlord, to compensate for the disadvantage that Landlord or its legal successor (s) is suffering or will suffer because the sales tax on the investment and operating costs of the lessor are not deductible. The contents of 19.1 till 19.9 General Provisions do not apply.

4.3 If the parties have agreed to a lease with sales tax, the tenant and landlord make use of the opportunity under notification 45 decision of March 24, 1999, no. VB 99/571, to refrain from filing a joint request for a lease option with sales tax. Lessee declares by signing the lease also for the benefit of the successor (s) of the landlord that he used the leased permanently or later permanently use for purposes for which a full or virtually full right to deduct VAT on the basis of Article 15 of the law exists on the sales tax.

4.4 The financial year runs from April 1 tenant until March 31st.

4.5 The rent annually by the 1st day of the month subsequent to month of completion of the building for the first time from 1 year after completion construction adapted Whereas, pursuant to 9.1 to 9.4 General Provisions.

4.6 The fee payable by or for the tenant to landlord provide additional supplies and services shall be determined in accordance with 16 general provisions. This fee is applied a system of advance payments to be deducted later as shown there.

4.7.1 The payment of tenant comprises:

- The rent;

- The sales tax payable on the rent if the parties have agreed to VAT taxed rent;

4.7.2 The tenant is no sales tax due on the rent if the leased property should no longer be rented with sales tax, while parties have agreed upon. If that's the case, a 19.3 general provisions set fees for the sales tax will be in place and the fee referred to in point 1 19.3.a fixed in advance on a rate closer to calculate the rent which is calculated by the accountant / auditor or the landlord and is further explained by the tenant.

4.8. Per pay period of one calendar month (s) is at the start of the lease:

- The rent	€ See article 8
- The sales tax payable on the rent or	€ See article 8

Total	€

in words:

4.9 With a view to the effective date of the lease, the first payment of tenant covers the period from NNB (not known yet) until NNB (not known yet) and is this first period amount due € NNB. (not known yet) This amount includes sales tax, including the turnover sales tax on the rent, but only as a tenant is due sales tax on the rent. Tenant shall pay the amount before the date of completion.

4.10 De under this lease by the tenant to the landlord to be paid periodic payments as shown in 4.8 are payable in one advance payment in euros and needs to be paid in full before the first day of the period to which the payments are related

4.11 Unless stated otherwise, all amounts in this lease and the constituent general provisions excluding VAT.

Supplies and services

5. If by or on behalf of the lessor is to provide additional supplies and services the parties agree Landlord and tenant have agreed not to charge service fees. Tenant is however responsible for approving annual leave and performing maintenance on the technical systems of the leased property. On request of the landlord, this should be proven.

Bank Guarantee

6. The provisions referred to in 12.1 overall amount of the bank guarantee shall be determined between the parties is €30 345, - in words: thirty thousand three hundred forty-five euro

Administrator

7.1 Until landlord otherwise communicates, acts the landlord as an administrator.

7.2 Unless otherwise agreed in writing, the tenant in respect of the contents and all other matters relating to this lease is defined as the administrator

Special provisions

8. Tenant and landlord have agreed that the landlord will have an extension to the property. Mentioned earlier in the lease as "new-build". This new building includes an extension of approximately 160m2 of office space and a connecting corridor of 40 m2, all in accordance with the drawings prepared by Hanse Staalbouw dated on 04-02-2013 work No. 1454.003. Lessor will deliver the new construction incl. Electricity, heating, toilets and air conditioning. The final rent will be calculated based on the current rent of € 9,688.04 per month + 8.5% of the actual construction costs incurred including those associated construction costs such as legal costs, architect and consulting fees. The construction costs will be up to € 220.000, - exclusive VAT amounts. Lessor shall submit a copy of the building (affiliated) invoices.

9. The rental entry will take effect from the date of completion of the building.

10. As of the date of rental the previous lease signed by the parties on 27-04-2004 (landlord) and 14-04-2004 (tenant) will automatically expire or be ended.

11. The previous state of completion, as described in the project information from DTZ Zadelhoff, on behalf of the then signed lease agreement dated on 27-04-2004 / 14-04-2004 will be part of the new lease.

Drawn up and signed in duplicate

place	date	place	date

Den Bommel	26-06-2013	Den Bommel	06-07-2013

(signature tenant)		(signature Landlords)

Attachments: 1)

-General provisions

-Drawing of rented premises

- Copy of project information DTZ Zadelhoff

Separate signature (s) of the tenant (s) to receive their own copy of the GENERAL PROVISIONS RENTAL AGREEMENT OF OFFICE SPACE and other business space within the meaning of Article 7: 230a of the Dutch Civil Code as specified in 2.1.

Signature tenant (s)